Exhibit 10.4

SECURED PROMISSORY NOTE

June 18, 2003

FOR VALUE RECEIVED, PHOTOGEN TECHNOLOGIES, INC., a Nevada corporation (“Payor”), hereby unconditionally promises to pay to the order of Xmark Fund, Ltd. (“Holder”), the principal sum of $1,753,750.00 (the “Note Amount”) in lawful money of the United States, together with interest on the unpaid principal balance of the Note Amount payable in shares of common stock of the Payor, in accordance with the terms set forth herein.  This Secured Promissory Note (this “Note”) is being issued pursuant to that certain Going Forward Agreement, dated as of May 2, 2003 (the “Going Forward Agreement”), by and among Payor, Holder and Xmark Fund, L.P. in order to evidence the unconditional payment obligations of Payor to the Holder pursuant to Section 2(b)(i) and (ii) of the Going Forward Agreement.

Section 1.                                          Maturity Date.  The Note Amount shall be due and payable as follows: (A) fifty percent (50%) of the Note Amount shall be paid by Payor no later than the earlier to occur of (w) the 90th day after the Closing Date (as defined in the Going Forward Agreement) and (x) August 5, 2003, and (B) the remainder of the Note Amount shall be paid by Payor no later than the earlier to occur of (y) the 180th day after the Closing Date and (z) November 3, 2003; provided, however, that Payor shall pay such installments immediately in the event it completes after the Closing Date and prior to either August 5, 2003 or November 3, 2003, as the case may be, one or more institutional financings resulting in aggregate gross proceeds to Payor of at least Eighteen Million Dollars ($18,000,000) or this Note is accelerated in accordance with Section 6.

Section 2.                                          Interest Rate; Adjustments.  Interest shall accrue on the unpaid principal balance of the Note Amount at the rate per annum equal to the Prime Rate (as defined below) plus three percent (3%).  For purposes of this Note, the “Prime Rate” shall mean the prime rate published in the Wall Street Journal, Eastern Edition, under the heading “Money Rates” on the date hereof.  Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

Section 3.                                          Interest Payments.  Accrued interest on the unpaid principal balance of the Note Amount shall be due and payable in shares of Payor’s common stock having a per share value of $1.00 (subject to adjustment in the event of any stock split, stock dividend, reverse stock split, recapitalization or reclassification of Payor’s common stock) on the first business day of each month commencing on July 1, 2003 until such time as the Note Amount has been paid in full.

Section 4.                                          Place and Manner of Payment.  Payments of the Note Amount are to be made in United States currency to Holder at 152 West 57th Street, 21st Floor, New York, New York 10019 or at such other location designated in writing by Holder from time to time.

Section 5.                                          Security for Note.  This Note is one of the Notes referred to in the Security Agreement, dated as of even date hereof (the “Security Agreement”), by and among Payor, Holder and Xmark Fund, L.P. and is secured by the collateral described therein (collectively, the “Collateral”).  The Security Agreement grants the Holder certain rights with respect to the Collateral upon an Event of Default.

Section 6.                                          Events of Default; Remedies.  Upon the occurrence of any Event of Default (as defined in the Security Agreement), the outstanding Note Amount, together with all accrued but unpaid interest, shall immediately become due and payable at the option of the Holder upon written notice to the Payor.

Section 7.                                          No Waiver; Remedies Cumulative.  No failure or delay in exercising any right or remedy hereunder operates as a waiver thereof.  No single or partial exercise of any right or remedy hereunder precludes any other or further exercise of any right or remedy hereunder or thereunder.  Except as expressly provided herein, the exercise of any right or remedy hereunder does not preclude the simultaneous or later exercise of any other rights or remedies available at law or in equity.  No amendment or waiver of any provision of this Note, nor consent to any departure by Payor herefrom, shall in any event be effective unless the same shall be in writing and signed by Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 8.                                          Governing Law.  This Note, and all matters arising directly or indirectly herefrom, shall be governed by and construed in accordance with the laws of the State of New York, notwithstanding the choice of law or conflicts of law principles thereof.  Payor and, by accepting this Note, the Holder hereby (a) irrevocably consent and submit to the sole exclusive jurisdiction of the state and federal courts located in the State of New York in connection with any suit, action or other proceeding directly or indirectly arising out of or relating to this Note, and (b) irrevocably waive, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.

Section 9.                                          Headings.  All headings in this Agreement are for convenience of reference only and do not affect the meaning of any provision.

Section 10.                                   Partial Invalidity.  If any term or provision of this Note is at any time held to be invalid by any court of competent jurisdiction, such invalidity shall not effect the remaining terms and provisions of this Note, which shall continue to be in full force and effect.

Section 11.                                   Waivers.  Payor hereby waives presentment, demand for payment, protect, notice of protest and notice of dishonor of this Note.

Section 12.                                   Successors and Assigns.  This Note shall be binding on Payor and its successors and assigns and shall inure to the benefit of Holder and his heirs, administrators, successors and assigns.  The term “Holder” in this Note shall refer to the person originally holding this Note or to any other future holder of this Note.

Section 13.                                   No Jury Trial.  THE PAYOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY NOW HAVE OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

IN WITNESS WHEREOF, Payor has caused this Note to be duly executed as of the date first written above.

PHOTOGEN TECHNOLOGIES, INC.

By:
Name:
Title:

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